EXHIBIT 32.1
Written Statement Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned, the President of Webster Preferred Capital Corporation (the “Company”), hereby certifies that, to his knowledge on the date hereof:
(a)	the Form 10-Q Report of the Company for the quarter ended September 30, 2005 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13a or 15d of the Securities Exchange Act of 1934; and
(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William T. Bromage
William T. Bromage
President
Principal Executive Officer
November 7, 2005
A signed original of this written statement required by Section 906 has been provided to Webster Preferred Capital Corporation and will be retained by Webster Preferred Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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